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Exhibit 99.1
BJ’s Wholesale Club Holdings, Inc. Announces First Quarter Fiscal 2024 Results
First quarter marked by robust membership, traffic, and unit volumes

First Quarter Fiscal 2024 Highlights
•Comparable club sales increased by 1.6% year-over-year
•Comparable club sales, excluding gasoline sales, increased by 0.6% year-over-year led by strong traffic and unit growth
•Digitally enabled comparable sales growth was 21.0% year-over-year
•Membership fee income increased by 8.6% year-over-year to $111.4 million
•Merchandise gross margin rate decreased by 50 basis points year-over-year
•Earnings per diluted share of $0.83 and adjusted earnings per diluted share of $0.85
•The Company opened one new club and one new gas station
Marlborough, Mass. (May 23, 2024) – BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) (the "Company") today announced its financial results for the thirteen weeks ended May 4, 2024.

“During the first quarter, we delivered strong increases in membership, traffic and unit volumes. This resulted in revenue growth and market share gains in our clubs and at our gas stations. Our merchandising improvements and digital conveniences, grounded in delivering compelling value, are resonating with our members. We are also growing our footprint and remain on track for 12 new club openings this year,” said Bob Eddy, Chairman and Chief Executive Officer, BJ’s Wholesale Club. “I am proud of our team members for their continued dedication to our purpose of ‘taking care of the families who depend on us’. We remain confident in the long-term growth prospects of our Company.”

Key Measures for the Thirteen Weeks Ended May 4, 2024 (First Quarter of Fiscal 2024):
BJ'S WHOLESALE CLUB HOLDINGS, INC.
(Amounts in thousands, except per share amounts)

	13 Weeks Ended May 4, 2024	13 Weeks Ended April 29, 2023	% Growth (Decline)
Net sales	$4,807,129	$4,620,620	4.0%
Membership fee income	111,390	102,522	8.6%
Total revenues	4,918,519	4,723,142	4.1%

Operating income	160,755	186,770	(13.9)%
Income from continuing operations	111,019	115,988	(4.3)%
Adjusted EBITDA (a) (b)	236,386	251,538	(6.0)%
Net income	111,019	116,077	(4.4)%
EPS (c)	0.83	0.85	(2.4)%
Adjusted net income (a)	113,408	115,646	(1.9)%
Adjusted EPS (a)	0.85	0.85	—%
Basic weighted-average shares outstanding	132,397	133,312
Diluted weighted-average shares outstanding	134,111	135,902
(a)See “Note Regarding Non-GAAP Financial Information.”
(b)Adjusted EBITDA for the 13 weeks ended April 29, 2023 has been recast to exclude adjustments for pre-opening expenses and non-cash rent expense to conform to the current period definition.
(c)EPS represents net income per diluted share.

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Additional Highlights:
•Total comparable club sales increased by 1.6% in the first quarter of fiscal 2024 compared to the first quarter of fiscal 2023. Excluding the impact of gasoline sales, comparable club sales increased by 0.6% in the first quarter of fiscal 2024 compared to the same period in fiscal 2023.
•Gross profit increased to $883.4 million in the first quarter of fiscal 2024 from $880.0 million in the first quarter of fiscal 2023 driven by growth in membership fee income. Merchandise gross margin rate, which excludes gasoline sales and membership fee income, decreased by 50 basis points over the same quarter of fiscal 2023, primarily driven by lower ancillary income.
•Selling, general and administrative expenses ("SG&A") increased to $721.8 million in the first quarter of fiscal 2024 compared to $689.3 million in the first quarter of fiscal 2023. The increase was primarily driven by increased labor and occupancy costs as a result of new club and gas station openings in addition to other investments to drive strategic priorities.
•Income from continuing operations before income taxes decreased to $146.8 million in the first quarter of fiscal 2024 compared to $172.1 million in the first quarter of fiscal 2023.
•Income tax expense decreased to $35.8 million in the first quarter of fiscal 2024 compared to $56.1 million in the first quarter of fiscal 2023. The decrease in income tax expense is primarily driven by higher tax benefits from stock-based compensation.
•Net income decreased to $111.0 million in the first quarter of fiscal 2024 compared to $116.1 million in the first quarter of fiscal 2023.
•Adjusted EBITDA decreased to $236.4 million in the first quarter of fiscal 2024 compared to $251.5 million in the first quarter of fiscal 2023.
•Under its existing share repurchase program, the Company repurchased 405,110 shares of common stock, totaling $30.2 million, inclusive of associated costs, in the first quarter of fiscal 2024.

Fiscal 2024 Ending February 1, 2025 Outlook

“As we look ahead to the rest of the year, we remain confident in our ability to maintain our strength in traffic, unit volumes and market share led by our continued focus on delivering value to our members and executing on our strategic priorities,” said Laura Felice, Executive Vice President, Chief Financial Officer, BJ's Wholesale Club. “Our outlook remains unchanged for fiscal 2024.”
Conference Call Details
A conference call to discuss the first quarter of fiscal 2024 financial results is scheduled for today, May 23, 2024, at 8:30 A.M. Eastern Time. The live audio webcast of the call can be accessed under the “Events & Presentations” section of the Company’s investor relations website at https://investors.bjs.com and will remain available for one year. Participants may also dial (833) 470-1428 within the U.S. or +1 (929) 526-1599 outside the U.S. and reference conference ID 968183.
About BJ’s Wholesale Club Holdings, Inc.
BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) is a leading operator of membership warehouse clubs focused on delivering significant value to its members and serving a shared purpose: “We take care of the families who depend on us.” The Company provides a wide assortment of fresh foods, produce, a full-service deli, fresh bakery, household essentials and gas. In addition, BJ’s offers the latest technology, home decor, apparel, seasonal items and more to deliver unbeatable value to smart-saving families. Headquartered in Marlborough, Massachusetts, the Company pioneered the warehouse club model in New England in 1984 and currently operates 244 clubs and 176 BJ's Gas® locations in 20 states. For more information, please visit us at www.bjs.com.

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities; our anticipated fiscal 2024 outlook; and our future progress, as well as statements that include the words “expect,” “intend,” “plan,” “confident,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: uncertainties in the financial markets, including, without limitation, as a result of disruptions and instability in the banking and financial services industries or as a result of wars and global political conflicts, consumer and small business spending patterns and debt levels; our dependence on having a large and loyal membership; domestic and international economic conditions, including inflation and exchange rates; our ability to procure the merchandise we sell at the best possible prices; the effects of competition and regulation; our dependence on vendors to supply us with quality merchandise at the right time and at the right price; breaches of security or privacy of member or business information; conditions affecting the acquisition, development, ownership or use of real estate; our capital spending; actions of vendors; our ability to attract and retain a qualified management team and other team members; costs associated with employees (generally including health care costs), energy and certain commodities, geopolitical conditions (including tariffs); changes in our product mix or in our revenues from gasoline sales; our failure to successfully maintain a relevant omnichannel experience for our members; risks related to our growth strategy to open new clubs; risks related to our e-commerce business; our ability to grow our BJ's One Mastercard® program; and other important factors discussed under the caption “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 18, 2024, and subsequent filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, unless required by law, we disclaim any obligation to do so, even if subsequent events cause our views to change. Thus, one should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Information” below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended May 4, 2024	Thirteen Weeks Ended April 29, 2023
Net sales	$4,807,129	$4,620,620
Membership fee income	111,390	102,522
Total revenues	4,918,519	4,723,142
Cost of sales	4,035,129	3,843,150
Selling, general and administrative expenses	721,771	689,328
Pre-opening expenses	864	3,894
Operating income	160,755	186,770
Interest expense, net	13,951	14,690
Income from continuing operations before income taxes	146,804	172,080
Provision for income taxes	35,785	56,092
Income from continuing operations	111,019	115,988
Income from discontinued operations, net of income taxes	—	89
Net income	$111,019	$116,077
Income per share attributable to common stockholders - basic:
Income from continuing operations	$0.84	$0.87
Income from discontinued operations	—	—
Net income	$0.84	$0.87
Income per share attributable to common stockholders - diluted:
Income from continuing operations	$0.83	$0.85
Income from discontinued operations	—	—
Net income	$0.83	$0.85
Weighted-average number of shares outstanding:
Basic	132,397	133,312
Diluted	134,111	135,902

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)
(Unaudited)

	May 4, 2024	April 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$35,094	$23,387
Accounts receivable, net	225,199	217,866
Merchandise inventories	1,533,310	1,532,006
Prepaid expense and other current assets	85,048	69,048
Total current assets	1,878,651	1,842,307

Operating lease right-of-use assets, net	2,159,955	2,124,621
Property and equipment, net	1,620,255	1,364,815
Goodwill	1,008,816	1,008,816
Intangibles, net	106,001	113,536
Deferred income taxes	2,693	6,728
Other assets	48,356	33,672
Total assets	$6,824,727	$6,494,495

LIABILITIES
Current liabilities:
Short-term debt	$270,000	$400,000
Current portion of operating lease liabilities	156,914	178,939
Accounts payable	1,264,873	1,281,676
Accrued expenses and other current liabilities	834,053	758,724
Total current liabilities	2,525,840	2,619,339

Long-term operating lease liabilities	2,069,587	2,037,844
Long-term debt	398,509	448,004
Deferred income taxes	74,804	66,699
Other non-current liabilities	228,567	190,883

STOCKHOLDERS' EQUITY	1,527,420	1,131,726
Total liabilities and stockholders' equity	$6,824,727	$6,494,495

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended May 4, 2024	Thirteen Weeks Ended April 29, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$111,019	$116,077
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,422	54,190
Amortization of debt issuance costs and accretion of original issue discount	277	324
Stock-based compensation expense	8,590	10,007
Deferred income tax provision	1,409	14,445
Changes in operating leases and other non-cash items	2,922	(750)
Increase (decrease) in cash due to changes in:
Accounts receivable, net	3,491	21,871
Merchandise inventories	(78,488)	(153,455)
Accounts payable	81,592	85,979
Accrued expenses and other current liabilities	19,316	(4,977)
Other operating assets and liabilities, net	(12,703)	(24,579)
Net cash provided by operating activities	200,847	119,132
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment, net of disposals	(105,741)	(92,084)
Net cash used in investing activities	(105,741)	(92,084)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	193,000	149,000
Payments on revolving lines of credit	(242,000)	(154,000)
Net cash received from stock option exercises	5,865	1,675
Acquisition of treasury stock	(57,256)	(42,369)
Proceeds from financing obligations	6,044	9,104
Other financing activities	(1,714)	(986)
Net cash used in financing activities	(96,061)	(37,576)
Net decrease in cash and cash equivalents	(955)	(10,528)
Cash and cash equivalents at beginning of period	36,049	33,915
Cash and cash equivalents at end of period	$35,094	$23,387

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Note Regarding Non-GAAP Financial Information
This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per diluted share (“adjusted EPS”), adjusted EBITDA, adjusted free cash flow, net debt and net debt to last twelve months (“LTM”) adjusted EBITDA.
We define adjusted net income as net income as reported, adjusted for non-recurring, infrequent, or unusual changes, including restructuring charges, and other adjustments that the Company believes appropriate, net of the tax impact of such adjustments. Prior period adjusted net income presentations have been or will be recast to include the impact of restructuring charges.
We define adjusted EPS as adjusted net income divided by the weighted-average diluted shares outstanding.
We define adjusted EBITDA as income from continuing operations before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including: stock-based compensation expense; restructuring and other adjustments. Prior period adjusted EBITDA presentations have been or will be recast to exclude pre-opening expenses and non-cash rent expense, and include the impact of restructuring charges.
We define adjusted free cash flow as net cash provided by operating activities less additions to property and equipment, net of disposals, plus proceeds from sale-leaseback transactions.
We define net debt as total debt outstanding less cash and cash equivalents.
We define net debt to LTM adjusted EBITDA as net debt at the balance sheet date divided by adjusted EBITDA for the trailing twelve-month period.
We present adjusted net income, adjusted EPS and adjusted EBITDA, which are not recognized financial measures under GAAP, because we believe such measures assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
We believe that adjusted net income, adjusted EPS and adjusted EBITDA are helpful in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We use adjusted net income, adjusted EPS and adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies; to make budgeting decisions; and to compare our performance against that of other peer companies using similar measures. We also use adjusted EBITDA in connection with establishing annual incentive compensation.
We present adjusted free cash flow, which is not a recognized financial measure under GAAP, because we use it to report to our Board of Directors and we believe it assists investors and analysts in evaluating our liquidity. Adjusted free cash flow should not be considered as an alternative to cash flows from operations as a liquidity measure. We present net debt and net debt to LTM adjusted EBITDA, which are not recognized as financial measures under GAAP, because we use them to report to our Board of Directors and we believe they assist investors and analysts in evaluating our borrowing capacity. Net debt to LTM adjusted EBITDA is a key financial measure that is used by management to assess the borrowing capacity of the Company.
You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted net income, adjusted EPS, adjusted EBITDA and net debt to LTM adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or like some of the adjustments in our presentation of these metrics. Our presentation of adjusted net income, adjusted EPS, adjusted EBITDA, adjusted free cash flow, net debt and net debt to LTM adjusted EBITDA should not be considered as alternatives to any other measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of adjusted net income, adjusted EPS, adjusted EBITDA or net debt to LTM adjusted EBITDA in the future, and any such modification may be material. In addition, adjusted net income, adjusted EPS, adjusted EBITDA, adjusted free cash flow, net debt and net debt to LTM adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries. Additionally, adjusted net income, adjusted EPS, adjusted EBITDA, adjusted free cash flow, net debt and net debt to LTM

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adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
In reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, the Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, including of its projected range for adjusted EPS for Fiscal 2024 to net income per diluted share, which is the most directly comparable GAAP measure, under "Fiscal 2024 Ending February 1, 2025" above, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items or there are no meaningful adjustments to be presented in the reconciliation and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income per diluted share, if any. This includes items that have not yet occurred, are out of the Company's control, cannot be reasonably predicted and/or for which there would not be any meaningful adjustment or difference. For the same reasons, the Company is unable to address the probable significance of the unavailable information. The information under "Fiscal 2024 Ending February 1, 2025" above, including expectations about adjusted EPS reflects management’s view of current and future market conditions. To the extent actual results differ from our current expectations, the Company’s results may differ materially from the expectations set forth above. Other factors, as referenced elsewhere in this press release, may also cause the Company’s results to differ materially from the expectations set forth above.

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Reconciliation of GAAP to Non-GAAP Financial Information

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of net income to adjusted net income and adjusted EPS
(Amounts in thousands, except per share amounts)
(Unaudited)

	13 Weeks Ended May 4, 2024	13 Weeks Ended April 29, 2023
Net income as reported	$111,019	$116,077
Adjustments:
Restructuring (a)	3,307	—
Other adjustments (b)	—	(601)
Tax impact of adjustments to net income (c)	(918)	170
Adjusted net income	$113,408	$115,646

Weighted-average diluted shares outstanding	134,111	135,902
Adjusted EPS (d)	$0.85	$0.85
(a)Represents charges related to the restructuring of certain corporate functions including costs for severance, retention, outplacement, consulting fees, and other third-party fees.
(b)Other non-cash items related to the reclassification into earnings of accumulated other comprehensive income / loss associated with the de-designation of hedge accounting and other adjustments.
(c)Represents the tax effect of the above adjustments at a statutory tax rate of approximately 28%.
(d)Adjusted EPS is measured using weighted-average diluted shares outstanding.
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended May 4, 2024	13 Weeks Ended April 29, 2023
Income from continuing operations	$111,019	$115,988
Interest expense, net	13,951	14,690
Provision for income taxes	35,785	56,092
Depreciation and amortization	63,422	54,190
Stock-based compensation expense	8,590	10,007
Restructuring (a)	3,307	—
Other adjustments (b)	312	571
Adjusted EBITDA (c)	$236,386	$251,538
(a)Represents charges related to the restructuring of certain corporate functions including costs for severance, retention, outplacement, consulting fees, and other third-party fees.
(b)Other non-cash items, including non-cash accretion on asset retirement obligations and obligations associated with our post-retirement medical plan.
(c)Adjusted EBITDA for the 13-weeks ended April 29, 2023 has been recast to exclude adjustments for pre-opening expenses and non-cash rent expense to conform to the current period definition.

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BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation to Adjusted Free Cash Flow
(Amounts in thousands)
(Unaudited)

	13 Weeks Ended May 4, 2024	13 Weeks Ended April 29, 2023
Net cash provided by operating activities	$200,847	$119,132
Less: Additions to property and equipment, net of disposals	(105,741)	(92,084)
Plus: Proceeds from sale-leaseback transactions	—	—
Adjusted free cash flow	$95,106	$27,048
BJ'S WHOLESALE CLUB HOLDINGS, INC.
Reconciliation of Net Debt and Net Debt to LTM adjusted EBITDA
(Amounts in thousands)
(Unaudited)

May 4, 2024
Total debt	$668,509
Less: Cash and cash equivalents	35,094
Net debt	$633,415

Income from continuing operations	$518,683
Interest expense, net	63,788
Provision for income taxes	191,933
Depreciation and amortization	236,928
Stock-based compensation expense	37,604
Restructuring	17,247
Other adjustments	794
Adjusted EBITDA	$1,066,977

Net debt to LTM adjusted EBITDA	0.6x
See descriptions of adjustments in the “Reconciliation to Adjusted EBITDA (unaudited)” table above.

Investor Contact:
Catherine Park
Vice President, Investor Relations
cpark@bjs.com
774-512-6744
Media Contact:
Kirk Saville
Head of Corporate Communications
ksaville@bjs.com
774-512-5597